BYLAW NO. 1

A bylaw relating generally to
the transaction of the business
and affairs of

MILLAR WESTERN FOREST PRODUCTS LTD.

ARTICLE 1 INTERPRETATION

1.1 Definitions

Bylaws, unless the context requires a different meaning:

(a) "**Act**" means the *Canada Business Corporations Act*, as amended, and any statute that may be substituted therefor;

(b) "**appoint**" includes "elect" and vice versa;

(c) "**Board**" means the board of directors or sole director of the Corporation;

(d) "**Bylaws**" means all bylaws of the Corporation which are in force;

(e) "**Corporation**" means MILLAR WESTERN FOREST PRODUCTS LTD., a body corporate incorporated under the Act;

(f) "**President**" means the person appointed as president of the Corporation; and

(g) "**Secretary**" means the person appointed as secretary of the Corporation.

1.2 Additional Rules

Unless defined in section 1.1, words and phrases in the Bylaws have the respective meanings set forth in the Act. Words importing the singular shall include the plural, and the converse also applies. Words importing gender include the masculine, feminine and neuter. Words importing persons include individuals, partnerships, associations, bodies corporate, trustees, executors, administrators and legal representatives.

ARTICLE 2 LIEN ON SHARES

2.1 Enforcement of Lien

A lien on shares (the "**Subject Shares**") registered in the name of a shareholder (the "**Subject Shareholder**") for a debt of the Subject Shareholder to the Corporation (including an amount unpaid in respect of a share already issued by the Corporation on the date it was continued under the Act), together with interest accrued thereon and any expenses incurred by the Corporation in respect of such debt (the sum of all three amounts is herein called the "**Debt**"), may be enforced by the Corporation by the sale of the Subject Shares, or by the sale of such of the Subject Shares as are required to satisfy the Debt, or by any other action, suit, remedy or proceeding authorized or permitted at law or in equity, provided that prior to selling the Subject Shares the Corporation shall give the Subject Shareholder seven days written notice (the "**Notice**") as follows:

(a) stating the amount of the Debt;

(b) demanding immediate payment of the Debt;

(c) setting forth the matters contained in section 2.2; and

(d) setting forth the Corporation's intention to sell the Subject Shares, or such of the Subject Shares as are required to satisfy the Debt, if the Debt remains in default for seven days after receipt of the Notice by the Subject Shareholder.

2.2 Proxy, Attorney and Agent

Immediately upon receipt of the Notice by the Subject Shareholder,

(a) the Subject Shareholder shall deliver the share certificate representing the Subject Shares to the Corporation;

(b) until the Debt is satisfied in full, the president shall be constituted

(i) as the Subject Shareholder's proxy to vote for and on his or her behalf in respect of the Subject Shares and as the Subject Shareholder's attorney with full power and authority to assent to and adopt in writing any resolutions of the shareholders,

(ii) as the Subject Shareholder's attorney with full power and authority to transfer the Subject Shares, and

(iii) as the Subject Shareholder's agent with authority to receive and apply any dividends paid on the Subject Shares against the Debt.

2.3 Proceeds of Sale

If the Corporation sells the Subject Shares, or such of the Subject Shares as are required to satisfy the Debt, the proceeds shall be applied in the following order:

(a) in payment of any expenses incurred by reason of the Subject Shareholder's default, including the cost of selling the Subject Shares;

(b) in satisfaction of the remainder of the Debt; and

(c) the residue, if any, shall be paid to the Subject Shareholder.

2.4 Certificate for Unsold Shares

If all of the Subject Shares are not sold to satisfy the Debt, the Corporation shall issue a share certificate to the Subject Shareholder in respect of the Subject Shares which are not sold.

ARTICLE 3 DIRECTORS

3.1 Calling Meetings

Upon the written request of a director, the Secretary shall call a meeting of the Board. If the Secretary is unavailable or fails to call a meeting within twenty-four hours of receipt of such request, any director may call a meeting of the Board in accordance with the provisions of section 3.2.

A meeting of the Board shall be called on seventy-two hours' notice to each director, verbally or in writing, by means of any communication facilities available.

3.2 Place of Meetings

Meetings of the Board shall be held at the place described in the Notice of Meeting.

3.3 Chairman

The President shall act as chairman of a meeting of the Board, or if he or she is not present within fifteen minutes of the time fixed for holding the meeting, the directors present shall choose one of their number to act as chairman.

3.4 Secretary

If the Secretary is absent from a meeting of the Board, the chairman of the meeting shall appoint some person, who need not be a director, to act as secretary of the meeting.

3.5 Voting

Questions arising at a meeting of the Board shall be decided by a majority of the votes cast, excluding abstentions; and in the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.6 Telecommunication Meetings

A director may participate in a meeting of the Board, or of a committee of the Board, by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

ARTICLE 4 OFFICERS

4.1 Appointment

The Board may appoint

(a) a chairman of the Board;

(b) a president;

(c) one or more vice-presidents (to whose title may be added words indicating seniority or function);

(d) a secretary;

(e) a treasurer; and

(f) such other officers as the Board may determine, including one or more assistants to any of the officers appointed.

4.2 Chairman of the Board

The chairman of the Board shall be a director and shall have such powers and duties as are called for by the terms of his or her engagement or as the Board may specify.

4.3 President

The president shall:

(a) be the chief executive officer of the Corporation;

(b) have general supervision of the officers and the business of the Corporation; and

(c) have such other powers and duties as are called for by the terms of his or her engagement or as the Board may specify.

4.4 Secretary

The secretary shall:

(a) record the proceedings at all meetings of the Board and shareholders;

(b) prepare and keep minutes of all such meetings in a book kept for that purpose;

(c) give, or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; and

(d) have such other powers and duties as are called for by the terms of his or her engagement or as the Board or the president may specify.

4.5 Treasurer

The treasurer shall:

(a) keep, or cause to be kept, proper accounting records in compliance with the Act;

(b) be responsible for the deposit of money, the safekeeping of securities and the disbursement of the Corporation's funds;

(c) whenever required, render to the Board an account of all transactions and of the financial position of the Corporation; and

(d) have such other powers and duties as are called for by the terms of his or her engagement or as the Board or the president may specify.

4.6 Powers and Duties

The powers and duties of all the officers of the Corporation shall be such as the terms of their engagement call for or as the Board of Directors may determine. The powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board directs otherwise.

ARTICLE 5 INDEMNITY TO DIRECTORS, OFFICERS AND OTHERS

5.1 Indemnity

In all circumstances and to the fullest extent permitted by the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal

representatives. Nothing in this bylaw shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this bylaw.

ARTICLE 6 SHAREHOLDERS

6.1 Chairman

The President shall act as the chairman of any meeting of shareholders or if the President is not present within fifteen minutes of the time fixed for holding the meeting, the shareholders present and entitled to vote shall choose one of their number to act as chairman.

6.2 Secretary

The Secretary shall act as the secretary of any meeting of shareholders or if the Secretary is absent from the meeting, the chairman of the meeting shall appoint another individual, who need not be a shareholder, to act as the secretary of the meeting.

6.3 Telecommunication Meetings

A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

BYLAW NO. 2

A bylaw authorizing the directors
to borrow and give security on behalf of

MILLAR WESTERN FOREST PRODUCTS LTD.

The directors of the Corporation may:

(a) borrow money on the credit of the Corporation;

(b) issue, reissue, sell or pledge debt obligations of the Corporation;

(c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.